Exhibit 99. (h)(10)

John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

September 13, 2018

To the Trustees of

John Hancock Funds II

601 Congress Street

Boston, MA 02210

Re:     Class R4 Rule 12b-1 Fee Waiver Letter Agreement

With reference to the Distribution Plan entered into by and between John Hancock Funds, LLC (the “Distributor”) and John Hancock Funds II (the “Trust’), on behalf of Class R4 shares of certain series thereof (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees applicable to Class R4 shares of the Funds set forth in Appendix A hereto to the extent necessary to achieve the aggregate distribution and service fees and for the period set forth in such Appendix. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust to so rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:  /s/Jeffrey H. Long

 Jeffrey H. Long

 Vice President, Finance

Agreed and Accepted

By: /s/Charles Rizzo

   Charles Rizzo

   Chief Financial Officer, John Hancock Funds II

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

Fund	Class R4 Rule 12b-1 Fee	Expiration Date
Alternative Asset Allocation Fund	0.15%[1]	December 31, 2018[1]
Multi-Index Income Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2020 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2025 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2030 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2035 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2040 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2045 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2050 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2055 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multi-Index 2060 Preservation Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager Lifestyle Aggressive Portfolio	0.15%[2]	April 30, 2019[2]
Multimanager Lifestyle Growth Portfolio	0.15%[2]	April 30, 2019[2]
Multimanager Lifestyle Balanced Portfolio	0.15%[2]	April 30, 2019[2]
Multimanager Lifestyle Moderate Portfolio	0.15%[2]	April 30, 2019[2]
Multimanager Lifestyle Conservative Portfolio	0.15%[2]	April 30, 2019[2]
Multi-Index 2010 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2015 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2020 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2025 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2030 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2035 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2040 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2045 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2050 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2055 Lifetime Portfolio	0.15%	December 31, 2018
Multi-Index 2060 Lifetime Portfolio	0.15%	December 31, 2018
Multimanager 2010 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2015 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2020 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2025 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2030 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2035 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2040 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2045 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2050 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2055 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
Multimanager 2060 Lifetime Portfolio	0.15%[1]	December 31, 2018[1]
New Opportunities Fund	0.15%[1]	December 31, 2019[4]
Global Equity Fund	0.15%[1]	December 31, 2019[4]

1 At the September 26-28, 2017 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above with an expiration date of December 31, 2018, each effective upon the current expiration date of December 31, 2017.

2 At the December 12-14, 2017 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above with an expiration date of April 30, 2019, each effective upon the current expiration date of April 30, 2018.

Fund	Class R4 Rule 12b-1 Fee	Expiration Date
Absolute Return Currency Fund	0.15%[3]	November 30, 2019[3]
Fundamental All Cap Core Fund	0.15%[3]	November 30, 2019[3]
Fundamental Large Cap Value Fund	0.15%[3]	November 30, 2019[3]
Short Duration Credit Opportunities Fund	0.15%[3]	November 30, 2019[3]
Emerging Markets Debt Fund	0.15%[1]	December 31, 2019[4]

3 At the September 11-13, 2018 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above with an expiration date of November 30, 2019, each effective upon the current expiration date of November 30, 2018.

4 At the September 11-13, 2018 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of the Funds set forth above with an expiration date of December 31, 2019, each effective upon the current expiration date of December 31, 2018.